Exhibit 99.1

Occam Networks Announces First-Quarter 2009 Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--May 6, 2009--Occam Networks®, Inc. (Nasdaq: OCNW), a leading broadband access supplier offering multiservice access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the first quarter ended March 31, 2009.

Revenue for the first quarter was $19.4 million, compared with revenue of $19.7 million for the same period a year ago. This compared with revenue of $31.7 million for the fourth quarter of 2008.

Gross margin for the first quarter was $8.2 million, or 42% of revenue, compared with $8.4 million, or 43% of revenue for the first quarter of 2008. Gross margin for the fourth quarter of 2008 was $13.1 million, or 41% of revenue.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the first quarter of 2009 was $3.0 million, or a loss of $0.15 per basic share, compared with a net loss of $4.5 million, or a loss of $0.23 per basic share for the comparable period a year ago. For the fourth quarter of 2008 the company reported net income of $1.1 million, or $0.06 per diluted share.

Non-GAAP net loss attributable to common stockholders for the first quarter of 2009 was $2.3 million, or a loss of $0.11 per basic share, which excludes stock-based compensation expense of $743,000. This compared with a non-GAAP net loss of $3.1 million, or a loss of $0.15 per basic share, which excludes stock-based compensation expense of $822,000 and a net Terawave-related divestiture charge of $654,000. For the fourth quarter of 2008, Occam reported non-GAAP net income available to common stockholders of $1.5 million, or $0.07 per diluted share, excluding stock-based compensation expense of $698,000 and release of a royalty accrual of $360,000. A reconciliation of Occam’s non-GAAP results to its GAAP results is provided in the financial statements portion of this news release.

"During the first quarter, we experienced a continuing slowdown in customer orders," said Bob Howard-Anderson, president and CEO of Occam. "This weakness reflects the current economic conditions, as well as a delay effect while our customers evaluate the timing and availability of potential government broadband stimulus funds. We are focused on managing our expenses through this period and, as a result, are planning a workforce reduction of approximately 10 percent to help contain costs. While business conditions may be difficult in the near-term, we remain confident in our longer-term opportunity,” he said.

Highlights for the first quarter of 2009 included:

  Launch of Occam OS 6.1 operating system for both BLC 6000 and GPON ONTs that provides increased functionality across our POTS, DSL and Fiber blades, and introduces three significant new GPON ONTs
  First Tier I customer GPON design win with FairPoint Communications to support a variety of services, including IPTV
  Continued customer adoption of Occam’s GPON solution by rural carrier customers such as Ballard Telephone, Peoples Rural Telephone and Nex-Tech
  New copper-to-fiber network transition customer or project wins for Occam’s BLC 6000 platform from Brooke Telecom, Hill Country Telephone Cooperative and Warwick Valley Telephone.

Business Outlook

The company currently expects revenue for the second quarter of 2009 to approximate first-quarter 2009 revenue.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its first-quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. The call can be accessed by dialing (719) 325-4832 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com and click on the “1Q 2009 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (719) 457-0820, code number 1214835.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options, restricted stock units, and restricted stock, as well as other items detailed in the reconciliation below. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and company prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A reconciliation of non-GAAP net loss to GAAP net loss is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s efforts to continue to improve operating performance and outlook for Q2. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) the company cannot predict the amount or timing of orders from FairPoint or the timing of its ability to recognize resulting revenue; (iii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iv) any inability to remedy previously disclosed internal control deficiencies could have an adverse impact on the reliability of the company’s financial statements; and (v) the company is subject to litigation risks associated with pending stockholder litigation arising from its recent audit committee investigation and financial restatement. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Annual Report on Form 10-K filed on March 2, 2009, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 2.5 million BLC 6000 ports are currently deployed at over 300 service providers in North America and the Caribbean. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2009	2008*
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$30,804	$30,368
Restricted cash	12,626	13,771
Accounts receivable, net	10,653	17,391
Inventories	14,318	16,761
Prepaid and other current assets	2,282	3,290

Total current assets	70,683	81,581

Property and equipment, net	10,210	10,834
Intangibles, net	228	251
Other assets	64	68

Total assets	$81,185	$92,734

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,284	$6,911
Accrued expenses	6,711	8,687
Deferred revenue	12,680	17,612
Deferred rent	361	394
Capital lease obligations	25	24

Total current liabilities	24,061	33,628

Deferred rent, net of current portion	1,847	1,892
Capital lease obligation, net of current portion	38	43
Total liabilities	25,946	35,563

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 20,395,070 and 20,268,488 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	289	289
Additional paid-in capital	184,507	183,409
Accumulated deficit	(129,557)	(126,527)
Total stockholders’ equity	55,239	57,171
Total liabilities and stockholders’ equity	$81,185	$92,734

* Some amounts have been reclassified to conform with current classifications.

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008

Revenue	$19,419	$31,658	$19,653
Cost of revenue (1)	11,245	18,546	11,220
Gross margin	8,174	13,112	8,433

Operating expenses (1):
Research and product-development	4,389	4,627	4,559
Sales and marketing	4,581	5,095	4,978
General and administrative	2,366	2,559	3,123
Total operating expenses	11,336	12,281	12,660

Income (loss) from operations	(3,162)	831	(4,227)
Other income (expense), net	-	360	(654)
Interest income, net	145	235	360

Income (loss) before provision for income taxes	(3,017)	1,426	(4,521)
Provision for income taxes	13	286	19

Net income (loss)	$(3,030)	$1,140	$(4,540)

Net income (loss) per share available (attributable) to common stockholders:
Basic	$(0.15)	$0.06	$(0.23)
Diluted	$(0.15)	$0.06	$(0.23)

Weighted average shares attributable to common stockholders:
Basic	20,149	20,017	19,779
Diluted	20,149	20,046	19,779

(1) Total stock-based compensation included in:

Cost of revenue	$89	$87	$107
Research and product-development	223	260	296
Sales and marketing	197	173	187
General and administrative	234	178	232

Total stock-based compensation	$743	$698	$822

OCCAM NETWORKS, INC. AND SUBSIDIARY
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008

Revenue	$19,419	$31,658	$19,653
Cost of revenue	11,156	18,459	11,113
Gross margin	8,263	13,199	8,540

Operating expenses:
Research and product-development	4,166	4,367	4,263
Sales and marketing	4,384	4,922	4,791
General and administrative	2,132	2,381	2,891
Total operating expenses	10,682	11,670	11,945

Income (loss) from operations	(2,419)	1,529	(3,405)
Interest income, net	145	235	360

Non-GAAP income (loss)	(2,274)	1,764	(3,045)
Provision for income taxes	13	286	19

Non-GAAP net income (loss)	$(2,287)	$1,478	$(3,064)

Non-GAAP net income (loss) per share available (attributable) to common stockholders:
Basic	$(0.11)	$0.07	$(0.15)
Diluted	$(0.11)	$0.07	$(0.15)

Weighted average shares attributable to common stockholders:
Basic	20,149	20,017	19,779
Diluted	20,149	20,046	19,779

Reconciliation of non-GAAP net income (loss) to GAAP net income (loss):

Non-GAAP net income (loss)	$(2,287)	$1,478	$(3,064)

Stock-based compensation	(743)	(698)	(822)
Release of royalty accrual	-	360	-
Terawave-related divestiture charge	-	-	(945)
Collection of fully reserved-receivables related to Terawave asset purchase	-	-	291

Net income (loss)	$(3,030)	$1,140	$(4,540)

CONTACT:
Occam Networks
Jeanne Seeley 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Stearns Johnson Communications (Media)
Tim Johnson, 1-415-397-7600
tjohnson@stearnsjohnson.com